UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

(Amendment No.             )

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PHI, Inc.

(Name of Registrant As Specified In Its Charter)

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PHI, Inc.

2001 SE Evangeline Thruway

Lafayette, Louisiana 70508

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2015

To the Holders of Voting and Non-Voting Common Stock of PHI, Inc.:

The 2015 Annual Meeting of Shareholders of PHI, Inc. (“PHI”) will be held at Lafayette Hilton & Towers (Willow Room), 1521 West Pinhook Road, Lafayette, Louisiana, on Tuesday, May 5, 2015, at 8:00 a.m., local time, to:

1.  Elect directors.

2.  Ratify the appointment of Deloitte & Touche, LLP as PHI’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

3.  Approve an amendment to update PHI’s articles of incorporation to conform them to the newly-enacted Louisiana Business Corporation Act.

4.  Approve the Amended and Restated PHI, Inc. Long-Term Incentive Plan.

5.  Transact such other business as may properly be brought before the meeting or any adjournments thereof.

Holders of record of PHI’s voting common stock at the close of business on April 6, 2015 are entitled to notice of and to vote at the meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

Trudy P. McConnaughhay
Secretary

Lafayette, Louisiana

April 13, 2015

Important Notice Regarding the Availability of materials for the Annual Meeting to be held on May 5, 2015: The Company’s Information Statement and Annual Report to Shareholders for the fiscal year ended December 31, 2014 are available at http://materials.proxyvote.com/69336T.

PHI, Inc.

2001 SE Evangeline Thruway

Lafayette, Louisiana 70508

INFORMATION STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

May 5, 2015

This Information Statement is furnished to holders of voting common stock (“Voting Stock”) and non-voting common stock (“Non-Voting Stock”) of PHI, Inc. (“PHI,” the “Company” or “we”) at the direction of our Board of Directors (“Board”) in connection with the Annual Meeting of Shareholders of PHI (the “Meeting”) to be held on May 5, 2015, at the time and place set forth in the accompanying notice and at any adjournments thereof.

Holders of record of Voting Stock at the close of business on April 6, 2015 are entitled to notice of and to vote at the Meeting. On that date, PHI had outstanding 2,905,757 shares of Voting Stock, each of which entitles the holder thereof to one vote with respect to each matter properly brought before the Meeting, and 12,674,653 shares of Non-Voting Stock, none of which entitles the holder thereof to vote at the Meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

At the Meeting, the holders of Voting Stock will vote upon (i) the election of directors, (ii) the ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, (iii) approval of an amendment to update PHI’s articles of incorporation to conform them to the newly-enacted Louisiana Business Corporation Act, and (iv) approval the Amended and Restated PHI, Inc. Long-Term Incentive Plan. Al A. Gonsoulin, our Chairman of the Board and Chief Executive Officer, holds more than a majority of PHI’s outstanding Voting Stock, and his vote alone is sufficient to decide all matters to be voted on at the Meeting. Mr. Gonsoulin has informed PHI that he intends to vote all of his shares FOR (i) the election of the five persons identified below under the heading “Election of Directors,” each of whom has been re-nominated to serve on our Board, (ii) the ratification of the appointment of Deloitte & Touche, LLP, which is discussed further below under the heading “Relationship with Registered Independent Public Accountants,” (iii) the approval of an amendment to update PHI’s articles of incorporation to conform them to the newly-enacted Louisiana Business Corporation Act, which is discussed further below under the heading “Proposal to Update our Articles of Incorporation”, and (iv) the approval of the Amended and Restated PHI, Inc. Long-Term Incentive Plan, which is discussed further below under the heading “Proposal to Approve the Amended and Restated PHI, Inc. Long-Term Incentive Plan.” As a result, the outcome of those votes is assured, no matter how the other holders of Voting Stock vote their shares.

This Information Statement is first being mailed to shareholders on or about April 13, 2015. The cost of preparing and mailing the statement will be borne by PHI. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the material to their principals, and PHI will, upon request, reimburse them for their expenses in so doing.

ELECTION OF DIRECTORS

Pursuant to our Amended and Restated By-laws (the “By-laws”), our Board has established the number of directors constituting our Board, and to be elected at the Meeting, at five. Listed below are the five persons we have nominated to be re-elected to our Board. In the unanticipated event that one or more of these nominees should decline or become unable to stand for election as a director at the Meeting, our By-laws provide that the number of authorized directors will be reduced automatically by the number of such nominees unless our Board, by a majority vote of the entire Board, selects an additional nominee.

Nomination of Directors; Communications with our Board

Our Board does not have a nominating committee or other committee performing similar functions. The Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), the exchange on which our shares of Voting

Stock and Non-Voting Stock are listed, provide that a “controlled company” is exempt from having its director nominees selected by a nominating committee. A controlled company is defined, in part, as a company of which more than 50% of the voting power is held by an individual. As Mr. Gonsoulin owns over 50% of the Company’s Voting Stock, PHI is a “controlled company” within the definition of the NASDAQ Marketplace Rules, and our Board believes that it is appropriate for PHI not to have a nominating committee. Our full Board does, however, approve all nominees, and a shareholder who wishes for our Board to consider an individual as a director nominee should communicate that desire in writing to our Chairman of the Board at the Company’s address. Similarly, a shareholder who wishes to communicate with our Board on any other subject should direct such communication to our Secretary at the Company’s address. Our Secretary will be responsible for disseminating all such communications to our Board, or to a specific member of our Board, as appropriate, depending on the facts described in such communication.

In addition to suggesting candidates to our Board, shareholders may nominate candidates directly by following the Board nomination procedure set forth in our By-laws. Under this procedure, a shareholder wishing to make a nomination must provide written notice to the our Secretary containing all information about the proposed nominee required by Regulation 14A under the Securities Exchange Act of 1934 and our By-laws, including such nominee’s name, age, business and residence address, principal occupation or employment, the class and number of shares beneficially owned by such nominee and entitled to vote at the meeting, and such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected. Also, the shareholder making the nomination must include his or her own name, address, and the class and number of shares beneficially owned by such shareholder and entitled to vote at the meeting. Upon receipt of a shareholder’s nomination, our Secretary will appoint two independent inspectors to determine whether these procedures were satisfied. To be timely, a shareholder’s notice must be addressed to our Secretary and received by us not less than 45 nor more than 90 days before the meeting to which such notice relates. If we provide less than 55 days notice of such meeting, that deadline is extended until the close of business on the 10th day following the date such notice was given. We may disregard any nomination that fails to comply with the procedures specified in our By-laws.

Our Board identifies potential nominees for director, other than current directors standing for re-election, through business and other contacts. Our Board does not have a formal policy with regard to the consideration of director candidates nominated by our other shareholders. While there are no minimum qualifications a nominee must meet, our Board primarily considers a nominee’s business experience, career positions held and particular areas of expertise and whether the nominee and would contribute to the diversity of experience and skills of our Board as a whole.

Although we do not have a history of receiving director nominations from shareholders, our Board envisions that it would evaluate any such candidate on the same terms as other proposed nominees, but would place a substantial premium on retaining incumbent directors who are familiar with our management, operations, business, industry, strategies and competitive position, and who have previously demonstrated a proven ability to provide valuable contributions to our Board and PHI.

Information about our Directors

The following table sets forth certain information as of April 6, 2015, with respect to each candidate nominated to stand for re-election to our Board. Each of these director nominees was recommended by our Chairman of the Board, and approved by the full Board. The information below includes the specific experience, qualifications, attributes or skills that led to the conclusion that the person should continue to serve as a director, and includes any directorships of public companies held during the past five years. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years. Our Board has determined, using criteria established by NASDAQ and the Securities and Exchange Commission (the “SEC”), that each director nominee other than Messrs. Bospflug and Gonsoulin is independent.

Name and Age	Principal Occupation or Position	Year First Became a Director
Al A. Gonsoulin, 72	Chairman of the Board and Chief Executive Officer of PHI	2001
Lance F. Bospflug, 60	President and Chief Operating Officer of PHI	2001
C. Russell Luigs, 82	Retired Executive	2002
Richard H. Matzke, 78	Consultant	2002
Thomas H. Murphy, 60	Member, Murco Oil & Gas, LLC (oil & gas production and investments)	1999

MR. AL A. GONSOULIN, Chairman and Chief Executive Officer of PHI, has been Chairman since September 2001, when he acquired a controlling interest in PHI. He was appointed Chief Executive Officer of PHI following the resignation of Mr. Lance Bospflug in May 2004. Prior to joining PHI, Mr. Gonsoulin was President of Sea Mar, a division of Nabors Industries.

Mr. Gonsoulin has spent his career working in the oil and gas industry worldwide. He is well acquainted with both major and independent drilling and production companies. He founded Sea Mar, a vessel company serving the offshore oil and gas industry worldwide, which he later sold. Mr. Gonsoulin’s experience is and has been essential to the positioning of PHI for long-term performance.

MR. LANCE F. BOSPFLUG joined PHI in October 2000 as President and was appointed Chief Executive Officer in August 2001. Before joining PHI he was Chief Financial Officer, and from 1999 to 2000 Chief Executive Officer, of T.L. James & Company, Inc. Mr. Bospflug resigned as President and Chief Executive Officer of PHI in May 2004, and was self-employed until August 2008 when he was employed by PHI for special projects, reporting directly to Mr. Gonsoulin. On February 23, 2009, Mr. Bospflug was appointed Chief Operating Officer, and effective April 1, 2010, he was appointed President.

Mr. Bospflug has significant leadership experience at the Company, providing him with a comprehensive knowledge of our business and industry, and was also Chief Executive Officer at T.L. James & Company, a diversified construction, marine, dredging and natural resources company. His experience as a chief financial officer also gives him a strong background in financial and accounting matters. Mr. Bospflug’s career has provided the managerial, strategic, and financial experience necessary to develop and execute our strategic operational plans.

MR. C. RUSSELL LUIGS retired from GlobalSantaFe, Inc. in September 2002. He was President and Chief Executive Officer of Global Marine from the time he joined that company in 1977 until 1998. Prior to joining Global Marine, Mr. Luigs was President and Chief Operating Officer of U.S. Industries, which he joined as a petroleum engineer in 1957. He was also Chairman of the Board of Global Marine from 1982 until 1999, and Chairman of the Executive Committee of the Board of Global Marine from 1999 until its merger with Santa Fe International Corporation in 2001. He continued as Director of GlobalSantaFe until May 2005. Mr. Luigs became chairman of our Compensation Committee in February 2013.

Mr. Luigs has had a career primarily in the offshore drilling industry and also has extensive experience throughout the oil and gas industry. Having been the Chief Executive Officer of Global Marine, a public company providing offshore drilling services primarily in the Gulf of Mexico, offshore West Africa and the North Sea, for over 20 years, he has a comprehensive understanding of the operational, financial and strategic issues affecting PHI. Mr. Luigs brings to our Board demonstrated ability at the most senior levels of a public company.

MR. RICHARD H. MATZKE retired from ChevronTexaco, Corp. in February 2002, where he had served as Vice Chairman of the Board since January 2000 and as a member of the Board since 1997. From November 1989 through December 1999, Mr. Matzke served as President of Chevron Overseas Petroleum Inc., where he was responsible for directing Chevron’s oil exploration and production activities outside of North America. Mr. Matzke was employed by Chevron Corporation and its predecessors and affiliates from 1961 through his retirement in 2002. From 2002 to 2010 and since June 2011, Mr. Matzke served as a director of LUKOIL, one of Russia’s largest oil companies with operations worldwide. Since May 2014, Mr. Matzke has served as director of Petro China Company Limited, the largest oil and gas distributor in China. Since his retirement from ChevronTexaco, he has provided consulting services to companies in the oil and gas industry.

Mr. Matzke’s extensive career with ChevronTexaco, a publicly-traded major international oil and gas company, provides operational, financial and strategic experience critical to addressing the issues affecting the Company. Mr. Matzke’s experience also brings to our Board a demonstrated ability at the most senior levels of a public company.

MR. THOMAS H. MURPHY has been a co-owner and the manager of Murco Oil and Gas LLC, a company with interests in oil and gas exploration and production onshore in the U.S., for the last ten years, among other interests. He is the former president of Murco Drilling Corporation, a U.S. onshore drilling contractor. He holds an MBA from Emory University and has completed the Stanford Law School Directors’ College Program for directors and senior executives of publicly traded companies. Mr. Murphy is a member of the National Association of Corporate Directors and he is a past member of Young Presidents’ Organization.

Mr. Murphy has been responsible for developing and implementing successful strategies for companies in the oil and gas industry, and has extensive experience addressing operational, financial and accounting matters. He has a deep understanding of the oil and gas industry and of issues facing public companies and their boards. Mr. Murphy also serves as chairman of our Audit Committee.

Information about certain Executive Officers

The following table sets forth certain information as of April 6, 2015 with respect to our executive officers who do not serve on our Board.

Name and Age	Principal Position	Year First Became an Executive Officer
Trudy P. McConnaughhay, 55	Chief Financial Officer and Secretary(1)	2012
Richard A. Rovinelli, 67	Chief Administrative Officer, Director of Human Resources and Chief Compliance Officer(2)	1999
David F. Stepanek, 49	Director of Corporate Business Development(3)	2011

(1)

Mrs. McConnaughhay has served as Chief Financial Officer and Secretary since November 5, 2012. She previously served as Director of Special Projects, Finance from July 2012 to November 2012. Prior to joining PHI she served as Chief Financial Officer for Dynamic Industries International, L.L.C. from September 2011 until July 2012. Prior to joining Dynamic, she served as Vice-President/Principal Accounting Officer of Global Industries, Ltd. from October 2005 to September 2011, and held other previous positions within Global, including Director of Tax and Finance.

(2)

Mr. Rovinelli joined us in February 1999 as Director of Human Resources. Mr. Rovinelli was named our Chief Administrative Officer in December 1999 and our Chief Compliance Officer in May 2012. Mr. Rovinelli previously served as Manager, Human Resources for Arco Alaska, Inc., Headquarters Staff Manager, Human Resource Services, Arco Oil and Gas Company, as well as numerous other positions within Arco.

(3)

Mr. Stepanek became our Director of Corporate Business Development in January 2011. He previously served as Director of Special Projects from May 2010 until assuming his current position. Prior to joining PHI he served as Chief Marketing Officer for The Era Group from March 2007 until March 2010. Prior to joining The Era Group, he spent nearly 20 years with Sikorsky Aircraft in various roles, including technical services, customer service, sales and marketing.

Meetings of the Board

During the year ended December 31, 2014, our Board held four meetings. Each director attended at least 75% of the aggregate number of Board and Committee meetings of which he was a member.

Our Board does not have a policy regarding Board member attendance at the annual shareholders meeting, but such meeting is normally held in conjunction with a regularly scheduled Board meeting in order to make attendance at both convenient. All Board members attended the 2014 annual shareholders meeting (except Didier Keller).

Board Committees

Our Board has an Audit Committee, whose current members are Messrs. Luigs, Matzke and Murphy (Chairman). This committee held four meetings during 2014.

The functions of the Audit Committee include:

•

Appointing (subject to shareholder ratification) the Company’s independent auditor, and is directly responsible for the compensation and oversight of the work of the independent auditor, who reports directly to the Audit Committee

•	Overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements

•	Overseeing the independence of the Company’s independent auditor

•	Pre-approving all audit and permitted non-audit services provided by the independent auditor

•	Overseeing the work of the internal audit department and the director of the internal audit department, who reports directly to our Audit Committee

•

Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters and the confidential anonymous submission by employees of concerns regarding accounting or auditing matters

•	Reviewing and approving all related party transactions

•	Performing the functions described in the Audit Committee Report included elsewhere in this information statement

•	Performing the other functions described in the committee’s charter.

Because we are a “controlled company” within the definition of the NASDAQ Marketplace Rules, we are not required to have a compensation committee. Nevertheless, our Board has a Compensation Committee, whose current members are Messrs. Luigs (Chairman), Matzke, and Murphy. This committee held four meetings during 2014.

The functions of the Compensation Committee include:

•	Determining the compensation of our executive officers

•	Determining awards under our annual incentive plan

•	Determining awards under our Long-Term Incentive Plan

•	Engaging its own independent compensation consultants

•	Reviewing and recommending to our Board changes in significant benefit plans

•	Overseeing our assessment of whether our compensation practices are reasonably likely to expose the Company to material risks

•	Performing the other functions described in the committee’s charter.

The Audit Committee and Compensation Committee charters can be found at our web site: www.phihelico.com.

For the reasons discussed above under the caption “Nomination of Directors,” our Board does not have a nominating committee.

Board Leadership Structure

Our Board currently consists of five directors, three of whom have been determined to be independent under the criteria established by NASDAQ and the SEC. Mr. Gonsoulin serves as both Chairman of the Board and as Chief Executive Officer of the Company, which our Board believes is in the best interests of the Company and our shareholders. Mr. Gonsoulin has strong leadership abilities and possesses an in-depth knowledge of the issues and challenges facing the Company and our industries. Accordingly, we believe he is best positioned to direct our Board’s attention to the most appropriate matters. He also holds a majority of our Voting Stock, which we believe aligns his interests with those of the rest of our shareholders in most instances.

Our Board believes that our corporate governance practices establish an appropriate framework for our directors to provide independent, objective and effective oversight of management. Three-fifths of our directors are independent, and, as indicated above under the heading “—Board Committees,” we have independent audit and compensation committees. The Audit Committee has the power and authority to engage independent legal or other advisors as it may deem necessary, and the compensation committee has the power and authority to engage compensation consultants, without consulting or obtaining the approval of our full Board or management. Our independent directors meet in executive session after each audit committee meeting, chaired by our audit committee chairman. Our Board understands that some investors believe that having a “lead independent director” enhances the ability of a board of directors to act independently of management; however, after having considered that alternative, our Board has concluded that its current leadership structure is working effectively to achieve that objective without designating a lead independent director.

Board’s Role in Oversight of Risk Management

One of our Board’s goals is to have systems and processes in place to bring to its attention the material risks facing our company and to permit our Board to effectively oversee the management of these risks. As reflected in our Code of Ethics and Business Conduct Policy, our Board seeks to establish a “tone at the top” communicating our Board’s strong commitment to ethical behavior and compliance with the law. In furtherance of these goals, our Board regularly includes agenda items at its meetings relating to risk oversight. For example, senior managers of the Company regularly make presentations to our Board regarding safety, financial matters, labor matters, litigation, succession planning and regulatory compliance, among other things. Our Board also sets and regularly reviews quantitative and qualitative authority levels for management. Further, our Board oversees our strategic direction, and in doing so considers the potential rewards and risks of our operations and business opportunities, and monitors the development and management of risks that impact our strategic goals.

While we believe risk oversight is a responsibility of the full Board, we also empower our Board committees to address risk oversight in their respective areas of responsibility, subject to communicating their activities to our full Board. For example, our Compensation Committee assesses risks related to compensation and our Audit Committee is directly responsible for the appointment, compensation and oversight of our independent auditors, and periodically reviews our disclosure controls and procedures and internal control over financial reporting. As described further below, our Audit Committee also reviews and approves our related party transactions. Our Director of Internal Audit reports to and regularly meets in executive session with our Audit Committee.

Director Compensation

During 2014, each director other than Mr. Gonsoulin and Mr. Bospflug received an annual retainer of $50,000. Additionally, each such director received a meeting fee of $8,000 for each Board meeting and $5,000 for each Committee meeting attended in person and $1,000 for each meeting attended by telephone. Committee chairs received an additional $2,000 per meeting. In addition, in 2014 each non-employee director received a grant of time-vested restricted stock units (“RSUs”) under the PHI, Inc. Long-Term Incentive Plan (the “LTIP”). These RSUs will vest and entitle each outside director to acquire 734 shares of Non-Voting Stock on the third anniversary of the grant date, subject to the director’s continued service through that date (which would be waived in the event of the director’s death, disability, or a change of control of the Company). Our Compensation Committee determines director compensation by reviewing compensation levels at similar size companies.

The table below summarizes all compensation paid by us to our non-employee or “outside” directors for the fiscal year ended December 31, 2014.

Name (1)	Fees earned or paid in cash ($)	Stock Awards ($) (2)	Total ($)
Current Outside Directors:
C. Russell Luigs	130,000	32,325	162,325
Richard H. Matzke	122,000	32,325	154,325
Thomas H. Murphy	130,000	32,325	162,325

Former Outside Director:
Didier Keller (3)	23,870	1,364	25,234

(1)

Neither Al A. Gonsoulin, the Company’s Chairman of the Board and Chief Executive Officer, nor Lance F. Bospflug, the Company’s President and Chief Operating Officer, are included in this table as each is an employee of the Company and receives no compensation for his service as director.

(2)

During 2014, each current outside director was awarded RSUs entitling him, subject to continued service, to acquire 734 shares of our Non-Voting Stock (or a total of 2,202 shares for all outside directors). For purposes of determining the number of RSUs to grant to each outside director, the Compensation Committee valued each of these stock awards at $30,000, based upon the average per share closing price of our Non-Voting Stock during the last full month preceding the grant date. For purposes of reporting the fair value of these awards in the table above, however, we valued each such grant based upon the per share closing price of our Non-Voting Stock on the grant date in accordance with FASB ASC Topic 718. With respect to each outside director, the grants vest on November 4, 2017, subject to such director’s continued service through such date, with accelerated vesting in certain limited circumstances. As of December 31, 2014, each of our current outside directors held an aggregate of 1,496 RSUs, the only type of equity-based award held by our outside directors as of such date.

(3)

Mr. Keller retired from the Board on August 6, 2014. The Compensation Committee elected to accelerate the vesting of Mr. Keller’s unvested stock award of 762 shares from November 7, 2016 to August 6, 2014. The amount reported in the Stock Awards column for Mr. Keller reflects the incremental fair value of the acceleration of that award.

In addition, each outside director is entitled to be reimbursed for (i) expenses incurred in attending board and committee meetings and (ii) expenses incurred in attending director education programs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% shareholders to file with the SEC reports of ownership and changes in ownership of our equity securities. Based solely on a review of copies of such forms, or written representations that no filings were required, we believe that all reports were filed on a timely basis during the fiscal year ended December 31, 2014.

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table sets forth certain information concerning the beneficial ownership of each class of outstanding PHI common stock as of April 6, 2015 held by (a) each director of PHI, (b) each executive officer identified below under the heading “Named Executive Officers” and (c) all directors and executive officers of PHI as a group, determined in accordance with Rule 13d-3 of the SEC. Unless otherwise indicated, the securities shown are held with sole voting and investment power, and are not subject to any hedging or pledging arrangements.

Name of Beneficial Owner	Class of PHI Common Stock	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors
Al A. Gonsoulin	Voting Non-Voting	2,029,350 891,933		69.8 7.0	% %
Lance F. Bospflug	Voting Non-Voting	0 59,627			* *
C. Russell Luigs	Voting Non-Voting	5,000 5,000			* *
Richard H. Matzke	Voting Non-Voting	0 0			* *
Thomas H. Murphy	Voting Non-Voting	8,500 10,500			* *
Named Executive Officers(2)
Trudy P. McConnaughhay	Voting Non-Voting	0 2,049			* *
Richard A. Rovinelli	Voting Non-Voting	0 12,470			* *
David F. Stepanek	Voting Non-Voting	0 8,338	(3)		* *
All directors and executive officers as a group (8 persons)	Voting Non-Voting	2,042,850 989,917	(3)	70.3 7.8	% %

*	Less than one percent.

(1)	Excludes shares of Non-Voting Stock that may be issued pursuant to outstanding, unvested RSUs granted under the LTIP that are not scheduled to vest within 60 days.

(2)	Information on Mr. Gonsoulin’s and Mr. Bospflug’s ownership is included under the heading “Directors” above.

(3)

Includes 650 shares of Non-Voting Stock beneficially held by Mr. Stepanek’s minor child; includes an additional 975 shares of Non-Voting Stock beneficially held by two of Mr. Stepanek’s other children, as to which Mr. Stepanek disclaims beneficial ownership.

Stock Ownership of Certain Beneficial Owners

The following table shows the number of shares of PHI’s Voting Stock and Non-Voting Stock beneficially owned as of the dates indicated by persons known by us to beneficially own more than 5% of the outstanding shares of PHI’s Voting Stock or Non-Voting Stock, determined in accordance with Rule 13d-3 of the SEC. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

Name and Address of Beneficial Owner	Class of PHI Common Stock	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Al A. Gonsoulin
2001 S.E. Evangeline Thruway	Voting	2,029,350		69.8%
Lafayette, Louisiana 70508	Non-Voting	891,933	(2)	7.0%
West Face Capital, Inc.
2 Bloor Street East, Suite 810	Voting	0		*
Toronto, Ontario M4W 1A8	Non-Voting	5,077,666	(3)	40.1%
Dimensional Fund Advisors LP
Palisades West, Building One
6300 Bee Cave Road	Voting	32,106	(4)	1.1%
Austin, TX 78746	Non-Voting	1,028,756	(4)	8.1%
John D. Weil
200 N. Broadway, Suite 825	Voting	218,711	(5)	7.5%
St. Louis, Missouri 63102	Non-Voting	0		*
Franklin Resources, Inc.
One Franklin Parkway	Voting	125,800	(6)	4.3%
San Mateo, CA 94403	Non-Voting	910,678	(6)	7.2%
BlackRock, Inc.
40 East 52nd Street	Voting	0		*
New York, NY 10022	Non-Voting	820,505	(7)	6.5%

*	Less than five percent.

(1)

The information for Mr. Gonsoulin is provided as of April 6, 2015. For all others, the information in the table is based on such holders’ beneficial ownership as of December 31, 2014, as reported in their Schedule 13G or Form 13F filings with the SEC, as applicable. The figures and percentages in the table above have been determined in accordance with Rule 13d-3 of the SEC based upon information furnished by the investors listed, except that we have calculated the percentages in the table based on the actual number of shares of Voting Stock or Non-Voting Stock outstanding on April 6, 2015, as opposed to the estimated percentages set forth in the Schedule 13G or Form 13F reports of the investors referred to below in notes 2 through 7. Investors should note that the standards for reporting share ownership under Schedule 13G and Form 13F reports are similar but not the same.

(2)	Excludes shares of Non-Voting Stock that may be issued pursuant to outstanding, unvested RSUs granted under the LTIP that are not scheduled to vest within 60 days.

(3)

Based on information contained in a Form 13F Holdings Report dated as of February 17, 2015 that this investor filed with the SEC. This investor has not filed a Schedule 13G with respect to these shares of Non-Voting Stock.

(4)

All information with respect to Voting Stock is based on information contained in a Form 13F Holdings Report dated as of February 6, 2015 that this investor filed with the SEC. This investor has not filed a Schedule 13G with respect to these shares of Voting Stock. All information with respect to Non-Voting Stock is based on information contained in a Schedule 13G/A Report dated as of February 5, 2015 that this investor filed with the SEC. In this 13G/A Report, the investor indicated that, as of December 31, 2014, it held sole voting power with respect to 996,974 of these shares and sole investment power with respect to all 1,028,756 of these shares.

(5)

Based on information contained in a Schedule 13G/A Report dated as of February 2, 2012 that this investor filed with the SEC. In this report, the investor indicated that, as of December 31, 2011, he held sole voting and investment power with respect to 10,685 of these shares and has shared voting and investment power with respect to 208,026 of these shares.

(6)

Based on information contained in a Form 13F Holdings Report dated as of February 10, 2015 that this investor filed with the SEC. This investor has not filed a Schedule 13G with respect to these shares of Voting and Non-Voting Stock.

(7)

Based on information contained in a Schedule 13G/A Report dated as of January 29, 2015 that this investor filed with the SEC. In this report, the investor indicated that, as of December 31, 2014, it held sole voting power with respect to 790,229 of these shares and sole investment power with respect to all 820,505 of these shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The objectives of our executive compensation policy are to:

•	align executive incentive compensation with our annual and long-term goals;

•	reward performance that contributes to the execution of our business strategies; and

•	provide competitive compensation and benefits to attract, retain, and motivate top quality executives.

These objectives strive to reward the achievement of goals tailored to the executive’s area of responsibility and to recognize individual leadership.

Process

Our executive compensation program is administered by the Compensation Committee of the Board in accordance with the Compensation Committee’s charter.

For several years, our Compensation Committee has retained FreeGulliver, LLC (“FreeGulliver”) as its independent compensation consultant regarding executive compensation matters. All assignments given to FreeGulliver are made by the Compensation Committee, and the Compensation Committee has the ability to terminate FreeGulliver’s services at any time. FreeGulliver provides no other services to PHI.

FreeGulliver provides the following compensation consulting services to the Compensation Committee on an ongoing basis:

•	Providing peer group compensation data to assist the Compensation Committee in establishing executive compensation;

•	Assisting in the formulation of annual incentive-based and long-term equity-based awards;

•	Making recommendations regarding competitive compensation levels; and

•	Facilitating a leadership succession planning process.

The Compensation Committee relies on Towers Watson surveys for competitive compensation analysis, which is compiled for the Compensation Committee by FreeGulliver. The Committee also reviews data from a small group of peer companies selected by FreeGulliver and approved by the Compensation Committee. The compensation analysis also considers the scope and nature of managerial responsibility and reporting relationships.

The Compensation Committee reviews and approves all compensation for our executive officers. Except with respect to his own compensation and except as otherwise provided below, the CEO may make adjustments to the compensation based on an individual’s performance and contributions to the Company’s performance, subject to reporting any such adjustments to the Compensation Committee. The compensation of the CEO is determined by the Compensation Committee.

Elements of Executive Compensation

Our executive compensation is a mix of base salary, annual incentive compensation, long-term equity compensation and deferred compensation and employee benefits. The Compensation Committee believes this mix of compensation components, much of which is principally dependent upon our future performance, helps to reinforce in our executives the importance of achieving our business goals and thereby increase shareholder value. The executives also participate in benefit plans generally available to all other salaried employees, including our 401(k) plan and health, dental, and life insurance.

Base Salary.    Base salary is based generally upon the level of responsibility of each executive officer and the individual’s prior performance. Base salaries also provide the foundation upon which the annual incentive opportunities are established. Base salary levels are generally targeted at the 60th percentile of salaries paid by comparable companies included in the broad Towers Watson surveys in three sub-groups based on (i) number of employees, (ii) the amount of sales and (iii) companies in the South Central Region (which includes Louisiana, Texas, Utah, Colorado, Arizona, New Mexico, Oklahoma and Arkansas). In determining the 60th percentile weighted average, the sub-group based on sales is weighted 66 2/3% and the two other sub-groups are each weighted 16 2/3%. The identities of the companies included in the Towers Watson surveys are not provided to or considered by the Committee.

In connection with establishing salaries in 2014, the Compensation Committee also reviewed data on the executive compensation levels and practices of the following industry “peer” companies: Bristow Group, Inc., SEACOR Holdings, Inc., Air Methods Corp., Gulfmark Offshore, Inc., Hercules Offshore, Inc., Hornbeck Offshore Services, Inc., Superior Energy Services, Inc. and Tidewater, Inc. (the “Peer Group”) in order to ensure that the compensation levels reflected in the Towers Watson surveys are generally aligned with competitive compensation practices in the industry.

After consideration of the data described above and the recommendation of FreeGulliver, effective January 1, 2014, the Committee set the base salary of the Company’s executive officers to the following amounts: $650,000 for Al A. Gonsoulin; $575,000 for Lance F. Bospflug; $308,948 for Trudy McConnaughhay; $308,948 for Richard A. Rovinelli; and $294,975 for David F. Stepanek.

Annual Incentive Compensation.    Since 2004, the Compensation Committee has administered a Senior Management Bonus Plan (the “Annual Incentive Plan” or “AIP”) in which our executive officers participate. Since 2011, any payments earned under the AIP have been payable in a lump sum by March 15 of the following year. Under the AIP, the Compensation Committee specifies each year (1) the specific targets relative to each performance measure applicable for that year under the plan to the executives and (2) the individual award opportunities of each executive for the year, which are determined based on the position and scope of responsibilities of the executive and are expressed as a percentage of the executive’s base salary based on the Company’s achievement of the financial target at three levels — a threshold level, the target level (generally equivalent to the level of performance anticipated under our business plan for the year) and a stretch level. Following the end of the year, the calculated bonus levels based on financial results are subject to a formulaic adjustment for safety performance.

The AIP provides that the Compensation Committee may in its discretion adjust any award payable under the plan upward or downward to reflect our achievement of other performance goals or the Compensation Committee’s subjective assessment of the individual performance of the participant, and that the CEO may make recommendations to the Compensation Committee with respect to such adjustments for participants other than himself.

For 2014, the range of possible awards under the AIP for each executive officer based on achievement of the financial target levels, but prior to adjustment for safety performance, was as follows (stated as a percentage of the officer’s base salary):

Executive Officer	Threshold	Target	Stretch
Mr. Gonsoulin	70%	110%	150%
Mr. Bospflug	45%	75%	105%
Mrs. McConnaughhay	35%	55%	75%
Mr. Rovinelli	35%	55%	75%
Mr. Stepanek	35%	55%	75%

These percentage targets were selected by the Compensation Committee based on data provided by FreeGulliver, and were intended to provide our executives with annual incentive compensation opportunities commensurate with those provided to similarly-situated executives at comparable companies.

For 2014, the AIP provided for a downward adjustment of up to 100% if targeted safety goals were not met, and an upward adjustment of up to 30% if targeted safety goals were attained (which were set at high levels believed to be difficult to attain.)

For 2014, the Compensation Committee set the financial performance objective of adjusted pre-tax income at $72.4 million (25% below “business plan”) (“threshold” level), $96.5 million (“business plan” or “target” level), and $106.2 million (10% above “business plan”) (“stretch” level). In calculating adjusted pre-tax income, the AIP excludes specified items, including (i) interest income and (ii) gains or losses related to the sale of aircraft, to investments and to financial arrangements. In addition, adjusted pre-tax income is not reduced by any amounts paid under bonus or incentive plans for that year. As a result, reported 2014 pre-tax income of $53.1 million was adjusted by adding $29.8 million for refinancing costs, $4.8 million for restricted stock units, $11.7 million for accrued incentive compensation expense, and $11.4 million for net loss on asset impairments and dispositions. This calculation produced 2014 adjusted pre-tax income of $110.8 million, which exceeded the “stretch” level under the plan.

In its February 19, 2015 meeting, the Compensation Committee reviewed the Company’s 2014 financial performance and its 2014 safety record. Based on its review of this data, the Compensation Committee instructed management to pay each executive officer a 2014 bonus at the “stretch” level, as increased by 10% due to the achievement of the target for total recordable injury rate applicable to corporate officers. Neither the Compensation Committee nor the CEO elected to adjust, or recommend any adjustments to, these 2014 awards as so determined. The amounts awarded to each named executive officer under the AIP for 2014 are reflected in the Summary Compensation Table below in the column “Non-equity Incentive Plan Compensation” and are as follows: Mr. Gonsoulin $1,072,500; Mr. Bospflug $664,125; Mrs. McConnaughhay $254,882; Mr. Rovinelli $254,882; Mr. Stepanek $243,354.

Equity Compensation.    Long-term equity compensation has been an essential component of our executive compensation program since 2010. Since then, FreeGulliver has advised the Compensation Committee annually on the structure of our long-term equity compensation.

The purpose of the long-term equity component is to:

•	enhance the attraction and retention of high-potential talent within the Company;

•	more closely align the participant group with shareholder value; and

•

reward executive and senior management leadership and individual or department performance which enhances our financial performance, and the achievement of both our business objectives and long-term strategies.

In May 2014, the Compensation Committee awarded time-based retention RSUs to acquire Non-Voting Stock to the executive officers and certain other senior managers who were not currently holding time-based retention RSUs. The amount of these awards were targeted to equal 300% of base salary for the CEO, 200% of base salary for the President and COO and 100% of base salary for the other executive officers. The actual number of time-based RSUs granted was determined by dividing these target amounts by the average per share closing price of our Non-Voting Stock during the last full month prior to the awards. These time-based RSUs will vest on May 8, 2017 subject to the recipient’s continued employment with the Company, with earlier vesting in the event of termination of employment due to death or disability, or upon a change of control. Additional information regarding these time-based RSU awards to executive officers is reflected in the table below titled “Outstanding Equity Awards at 2014 Fiscal Year End.”

In May 2012, May 2013, and in May 2014, the Compensation Committee awarded performance-based RSUs to acquire Non-Voting Stock to the executive officers and certain other senior managers under the PHI Inc. Long-Term Incentive Plan. For each of the three years, the amount of these awards were targeted to equal 200% of base salary for the CEO, 140% of base salary for the President and COO and 50% of base salary for the other executive officers, except that the awards made in May 2014 were targeted to equal 300% of base salary for the CEO and 200% of the base salary for the President and COO. The actual number of performance-based RSUs granted was determined by dividing these target amounts by the average per share closing price of our Non-Voting Stock during the last full month prior to the awards. The performance-based RSUs awarded in 2012, 2013 and 2014 will vest, subject to the terms of the LTIP and the award agreements, based on achievement of a targeted average Adjusted EBITDAR as a percentage of Adjusted Total Revenue for the three-year period beginning January 1, 2012 and ending December 31, 2014; beginning January 1, 2013 and ending December 31, 2015; and beginning January 1, 2014 and ending December 31, 2016, respectively. These awards vest on March 15, 2015, March 15, 2016, and March 15, 2017, respectively, if (i) the specified performance target is met and (ii) the employee has not terminated employment with the Company prior to the end of the performance period. Vesting is accelerated upon termination of employment due to death or disability or upon a change of control of the Company. Additional information concerning these performance-based RSU awards to executive officers is reflected in the table below titled “Outstanding Equity Awards at 2014 Fiscal Year End.”

In connection with determining the size of these equity grants in 2012, 2013, and 2014, the Compensation Committee considered information provided by FreeGulliver regarding comparable grants for companies reflected in the weighted average compensation of the Towers Watson survey companies described above under the heading “— Base Salary.” As with base salary, the Compensation Committee targeted equity grants with a total value generally equal to the 60th percentile of long-term incentives granted by the companies included in the Towers Watson survey groups described above. The Compensation Committee also reviewed data provided by FreeGulliver regarding (i) the equity compensation practices of the Peer Group (as delineated above under the heading “— Base Salary”) and (ii) various performance criteria alternatives. For information on our grants of equity compensation in preceding years, please see our prior information statements filed with the SEC.

Officers’ Deferred Compensation Plan.    Certain highly compensated executives have been approved by the Compensation Committee to participate in the Officers’ Deferred Compensation Plan (“ODP”), which allows the executive to tax-defer up to 25% of base salary and up to 100% of any annual bonuses and save those amounts for retirement. The Company does not contribute to the ODP, which is an unfunded, nonqualified deferred compensation plan under the Employee Retirement Income Security Act of 1974. It is maintained, interpreted and administered in accordance with Internal Revenue Code Section 409A and applicable regulations and rulings. A separate bookkeeping account is established for each participant’s deferred compensation and is treated as if invested in securities chosen by each participant from a list of available investment choices. Accounts are periodically adjusted for gains or losses to reflect the investment performance of the eligible securities and any payments made to a participant under the ODP.

Except as otherwise provided in the ODP, the value of a participant’s account is distributed at a designated future date, or at termination of employment or retirement, in either a single lump sum payment or in annual installments (not to exceed 20 installments), as designated by the participant.

Other Benefits.    All executives are eligible for the same insurance and welfare benefits (consisting primarily of the right to participate in our 401(k) plan, medical insurance, dental insurance, long-term disability insurance, life and AD&D insurance, and supplemental insurance) as other employees in the Company, except that a newly hired executive is credited with having completed five years of Company service at his or her hire date for the purposes of calculating the amount of vacation days credited each year.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits our federal income tax deductions for compensation, other than qualified performance-based compensation, to $1.0 million for compensation paid to each of our most highly compensated executive officers. The Compensation Committee considers the tax deductibility of the executive compensation programs that it establishes, but may award compensation that is not fully tax deductible if it determines that such award is consistent with our philosophy and in the best interest of our Company and shareholders. Section 162(m) is highly technical and complex, so even if and when we may seek favorable tax treatment thereunder, we cannot assure you that our tax position will prevail.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2014 with management. Based on such reviews and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Information Statement.

Submitted by the members of the Compensation Committee:

C. Russell Luigs, Chairman

Richard H. Matzke

Thomas H. Murphy

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our executive officers for the fiscal years ended December 31, 2014, 2013 and 2012. We have not entered into employment agreements with any of our executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compen- sation(3) ($)	Total ($)
Al A. Gonsoulin	2014	650,752	3,756,145	1,072,500	19,052	5,498,449
Chairman of the Board and	2013	655,015	1,119,512	1,097,982	19,109	2,891,618
Chief Executive Officer	2012	664,262	1,201,996	715,000	27,138	2,608,396
Lance F. Bospflug	2014	574,483	2,215,174	664,125	20,096	3,473,878
President and	2013	554,246	663,102	660,159	18,602	1,896,109
Chief Operating Officer	2012	556,439	711,946	423,500	18,302	1,710,187
Trudy P. McConnaughhay (4)	2014	301,715	215,615	254,882	53,824	826,036
Chief Financial Officer and Secretary	2013	282,231	118,403	226,544	16,890	644,068
	2012	105,769	352,292	57,173	13,174	528,408
Richard A. Rovinelli	2014	301,715	503,088	254,882	20,065	1,079,750
Chief Administrative Officer, Director of Human Resources and Chief Compliance Officer	2013 2012	293,446 272,785	125,398 122,330	226,544 144,144	21,721 17,637	667,109 556,896
David F. Stepanek	2014	286,828	480,385	243,354	16,794	1,027,361
Director of Corporate Business Development	2013	244,254	102,517	195,882	15,357	558,010
	2012	233,738	107,161	117,860	14,725	473,484

(1)

The amounts shown in this column reflect the fair value of restricted stock unit awards determined in accordance with FASB ASC Topic 718 based upon the per share closing price of our Non-Voting Stock on the date of grant. For more information regarding the valuation of our RSUs, please see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)

Represents, for each year indicated, awards earned under our Annual Incentive Plan based upon our performance for each such year but paid in March of the following year, as discussed in further detail above under the heading “Compensation Discussion and Analysis – Elements of Compensation – Annual Incentive Compensation.”

(3)	The amounts shown in this column for 2014 reflect for each named executive officer:

•

matching contributions allocated by us to each of the named executive officers for the 401(k) Retirement Plan in the amount of $15,600 for Mr. Gonsoulin, Mr. Bospflug, Mrs. McConnaughhay, and Mr. Stepanek; and $15,387 for Mr. Rovinelli;

•	the cost of term life and disability insurance coverage provided by us, including the cost of life insurance exceeding $50,000; and

•	relocation assistance in the amount of $35,623 for Mrs. McConnaughhay.

(4)	Mrs. McConnaughhay became our Chief Financial Officer and Secretary on November 5, 2012. She joined the Company in July 2012.

Grants of Plan-Based Awards in Fiscal 2014

		Range of Payouts under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2) (#)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Al A. Gonsoulin	N/A	455,000	715,000	975,000
	5/8/2014				43,595		1,878,073
	5/8/2014					43,595	1,878,073
Lance F. Bospflug	N/A	258,750	431,250	603,750
	5/8/2014				25,710		1,107,587
	5/8/2014					25,710	1,107,587
Trudy P. McConnaughhay	N/A	108,132	169,921	231,711
	5/8/2014				5,005		215,615
Richard A. Rovinelli	N/A	108,132	169,921	231,711
	5/8/2014				6,673		287,473
	5/8/2014					5,005	215,615
David F. Stepanek	N/A	103,241	162,236	221,231
	5/8/2014				6,372		274,506
	5/8/2014					4,779	205,879

(1)

These columns represent the range of payouts for financial performance in 2014 under our Annual Incentive Plan (“AIP”), subject to adjustment for safety-related targets. For information on actual amounts paid based on 2014 performance criteria (which reflect an upward adjustment for partially attaining safety-related targets), see the column of the preceding Summary Compensation Table labeled “Non-Equity Incentive Plan Compensation.” The failure to meet the “threshold” level of performance would have resulted in no annual bonus payment for 2014. For additional information about the AIP, see the discussion above under the heading “Compensation Discussion and Analysis – Elements of Compensation – Annual Incentive Compensation.”

(2)

Represents performance-based RSUs to acquire shares of Non-Voting Stock under the LTIP. These awards are scheduled to vest on March 15, 2017 if the three-year performance target is met, subject to the officer’s continued service through that date (which would be waived in the event of the officer’s death, disability, or a change of control of the Company). For a complete discussion of these awards, see the discussion above under the heading “Compensation Discussion and Analysis – Elements of Executive Compensation – Equity Compensation.”

(3)

Represents time-vested RSUs to acquire shares of Non-Voting Stock under our LTIP, which are scheduled to vest on May 8, 2017, subject to the officer’s continued service through that date (which would be waived in the event of the officer’s death, disability, or a change of control of the Company). These awards are typically granted every three years. Each of Messrs. Gonsoulin, Bospflug, and Rovinelli, and Stepanek received a time-vested grant in 2014 because his last time-based award was granted in 2011. Because her last time-vested award was granted in 2012, Ms. McConnaughhay will next be eligible to receive such a grant in 2015. For a complete discussion of these awards, see the discussion above under the heading “Compensation Discussion and Analysis – Elements of Executive Compensation – Equity Compensation.”

(4)	The grant date fair value has been determined in accordance with FASB ASC Topic 718 based upon the per share closing price of our Non-Voting Stock on the date of grant.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table describes the outstanding equity awards held by our executive officers at December 31, 2014.

	Stock Awards
	Time-Vested (1)		Performance-Based (2)
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (3)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (3)
Al A. Gonsoulin	43,595	1,630,453	138,858	5,193,289
Lance F. Bospflug	25,710	961,554	82,135	3,071,849
Trudy P. McConnaughhay	10,110	387,114	12,682	474,307
Richard A. Rovinelli	6,673	249,570	15,136	566,086
David F. Stepanek	6,372	238,313	13,375	500,225

(1)

These time-vested RSUs will vest on May 8, 2017, with the exception of Mrs. McConnaughhay’s time-vested RSUs, which will vest on August 2, 2015. In each case, the officer must remain employed with us on that date, subject to earlier vesting in the event of death, disability, or a change of control.

(2)

As detailed below, these performance-based RSUs will vest on March 15, 2015, March 15, 2016, and March 16, 2017, subject to the terms of the Long-Term Incentive Plan, based on achievement of a targeted average Adjusted EBITDAR as a percentage of Adjusted Total Revenue for the three-year period beginning January 1, 2012 and ending December 31, 2014, the three-year period beginning January 1, 2013 and ending December 31, 2015, and the three year period beginning January 1, 2014 and ending December 31, 2016, respectively.

	Vesting Date
NEO	March 15, 2015	March 15, 2016	March 16, 2017
Al A. Gonsoulin	52,696	42,567	43,595
Lance F. Bospflug	31,212	25,213	25,710
Trudy P. McConnaughhay	3,175	4,502	5,005
Richard A. Rovinelli	5,363	4,768	5,005
David F. Stepanek	4,698	3,898	4,779

(3)	Based on the closing price of $37.40 per share of Non-Voting Stock on December 31, 2014.

Option Exercises and Stock Vested

The only type of equity awards held by our NEOs during 2014 were restricted stock units, none of which vested during 2014.

Nonqualified Deferred Compensation

The following table describes the contributions, earnings and account balances for each of our executive officers under our Officer Deferred Compensation Plan (“ODP”). For additional information regarding our ODP, see the heading “Compensation Discussion and Analysis – Elements of Executive Compensation – Officers Deferred Compensation Plan.”

Name	Aggregate Balance at December 31, 2013 ($)	Executive Contributions in Last Fiscal Year ($)(2)	PHI Contributions in Last Fiscal Year ($)	Aggregate Earnings (loss) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2014 ($)
Al A. Gonsoulin (1)	0	0	0	0	0	0
Lance F. Bospflug (1)	0	0	0	0	0	0
Trudy McConnaughhay	29,567	113,272	0	3,853	(523)	146,169
Richard A. Rovinelli	1,475,847	45,257	0	34,128	(6,995)	1,548,237
David F. Stepanek	29,203	8,425	0	1,051	(399)	38,280

(1)	Mr. Gonsoulin and Mr. Bospflug have not elected to participate in the ODP.

(2)	All of these amounts in this column reflect contributions by the officer of salary paid in 2014 and reported as 2014 salary compensation in the Summary Compensation Table appearing above.

(3)	Aggregate earnings in 2014 includes interest, dividend and distributions earned with respect to deferred compensation invested by the officers in the manner described in the text below.

The table below shows the hypothetical investment choices available under the ODP and their annual rate of return for the calendar year 2014, as reported by the plan investment advisor.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Alger Spectra A	12.60%	iShares Select Dividend	14.86%
AMG Yackman Service	11.33%	Kinetics Small Cap Opportunities Inst	(7.12)%
BlackRock Strategic Income Opps Instl	3.89%	Metropolitan West Low Duration Bond I	1.61%
DoubleLine Emerging Markets Fixed Inc I	6.49%	Metropolitan West Total Return Bond I	5.99%
DoubleLine Total Return Bond I	6.73%	MFS International Value I	1.52%
First Eagle Overseas I	(0.75)%	Principal MidCap P	12.69%
Gabelli ABC Advisor	0.89%	Scout Core Plus Bond Instl	2.32%
Guggenheim Russell Top 50 Mega Cap ETF	11.37%	Templeton Global Bond Adv	1.84%
iShares 20+ Year Treasury Bond	27.30%	Virtus Emerging Markets Opportunities I	5.54%
iShares Core High Dividend	12.56%	Wells Fargo Advantage Absolute Ret Instl	0.94%
iShares Russell 1000 Growth	12.78%	WisdomTree Europe Hedged Equity ETF	4.67%

For more information on the ODP, see “Compensation Discussion and Analysis – Elements of Executive Compensation – Officers’ Deferred Compensation Plan.”

Potential Termination Payments

As noted above, the RSUs held by our officers will fully vest upon a change of control of PHI or termination of employment due to such officer’s death or disability. Assuming a change of control of PHI or a termination of employment due to death or disability as of December 31, 2014, our executive officers would have received shares of Non-Voting Stock with the market values specified in the table included above under the heading “– Outstanding Equity Awards at 2014 Fiscal Year End.” Other than the acceleration of the vesting of these RSUs, no executive officer is entitled to receive any payments from the Company upon his or her termination of employment or due to a change of control of PHI.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued under equity compensation plans as of December 31, 2014:

Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(3)
Equity compensation plans approved by security holders	590,812 (Non-Voting) 0 (Voting)	—	164,414 (Non-Voting) 32,542 (Voting)
Equity compensation plans not approved by security holders	—	—	—
Total	590,812 (Non-Voting) 0 (Voting)	—	164,414 (Non-Voting) 32,542 (Voting)

(1)

As of December 31, 2014, the Company had two equity incentive plans – the PHI, Inc. 1995 Incentive Plan, as amended, which provides for the issuance of both Voting Stock and Non-Voting Stock (the “1995 Plan”), and the PHI Inc. Long-Term Incentive Plan (the “LTIP”), which provides only for the issuance of Non-Voting Stock. Both the 1995 Plan and the LTIP were approved by PHI shareholders. We are proposing to amend and restate the LTIP, as further discussed below under the heading “Proposal to Approve the Amended and Restated PHI, Inc. Long-Term Incentive Plan.”

(2)	Represents RSUs outstanding under the LTIP. No awards are outstanding under the 1995 Plan.

(3)

Although the 1995 Plan permits the grant of shares of Voting Stock, such shares may only be granted to Al A. Gonsoulin. Under either the 1995 Plan or the LTIP, awards may be granted in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, or other stock-based awards. In February 2015, our Board authorized the deregistration of all shares remaining available under the 1995 Plan, which we plan to implement shortly after the Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2014, C. Russell Luigs (Chairman), Richard H. Matzke, Thomas H. Murphy, and Didier Keller (through the date of his retirement from our Board) served on the Compensation Committee. No member of the Compensation Committee has ever been an officer or employee of PHI or any of our subsidiaries. In 2014, none of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of our Board or Compensation Committee.

CERTAIN TRANSACTIONS

Our Code of Ethics and Business Conduct Policy requires our directors and executive officers to avoid any situation that would create a conflict of interest unless approved in accordance with our Conflict of Interest Policy. Our Conflict of Interest Policy requires executive officers and directors to report potential conflicts of interest in writing to the Audit Committee. In addition, the Audit Committee’s charter requires it to review and approve all related party transactions of the Company, defined as those required to be disclosed under Item 404 of Regulation S-K. The Audit Committee approves conflicts of interest or related party transactions if it concludes that doing so is in the best interests of the Company and our shareholders. Our Code of Ethics and Business Conduct Policy is available on our website at www.phihelico.com.

We had the following transactions with related persons during 2014, each of which was reviewed and approved by our Audit Committee:

We paid $495,000 in lease payments to GE Air, Inc., an entity owned by Al A. Gonsoulin, our Chairman and Chief Executive Officer, for the lease of an aircraft used for corporate purposes. On October 1, 2014, we purchased the aircraft under lease for $3.5 million.

We paid $157,971 in consulting fees and expenses to Chad Gonsoulin, son of Al A. Gonsoulin, for consulting services provided to PHI.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of PHI’s Board is composed of three outside directors. It operates under a charter that is available at www.phihelico.com. The Board has made a determination that all members of the Audit Committee satisfy the requirements of the SEC and NASDAQ as to independence and are financially sophisticated within the meaning of the NASDAQ rules. The Board has also determined that it is not clear whether any member of the Audit Committee is an “audit committee financial expert” within the meaning of SEC rules, but the Board does not believe the presence of an audit committee financial expert is necessary in view of the overall financial sophistication of Committee members.

The Audit Committee reviewed in detail and discussed with management and the independent auditors, among other things, (i) all unaudited quarterly financial statements and all quarterly reports filed with the SEC on Form 10-Q in 2014; (ii) the annual audited financial statements and the annual report filed with the SEC on Form 10-K for fiscal year 2014; (iii) management’s quarterly and annual certifications regarding internal control over financial reporting and the independent auditors’ audit of internal control over financial reporting; and (iv) the matters required to be discussed with the independent auditors by Auditing Standard No. 16. The Committee also received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence. The Committee discussed with the independent auditors their independence, and considered the effects that the provision of non-audit services may have on the independent auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2014 fiscal year for filing with the SEC.

In accordance with the rules of the SEC, the foregoing information is not deemed to be “soliciting material,” or “filed” with the SEC or subject to its Regulation 14C, other than as provided in such rules, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Submitted by the members of the Audit Committee:

Thomas H. Murphy, Chairman

C. Russell Luigs

Richard H. Matzke

RELATIONSHIP WITH REGISTERED INDEPENDENT

PUBLIC ACCOUNTANTS

Selection and Ratification

Our consolidated financial statements for 2013 and 2014 were audited by the firm of Deloitte & Touche, LLP, which was engaged for that purpose by the Audit Committee. Representatives of Deloitte & Touche, LLP are not expected to be present at the Meeting, and accordingly are not expected to be available to respond to appropriate questions.

The Audit Committee has selected Deloitte & Touche, LLP as PHI’s independent registered public accounting firm for the fiscal year ending December 31, 2015, subject to ratification by PHI’s shareholders at the Meeting. Although shareholder ratification of Deloitte & Touche, LLP’s appointment is not legally required, we are submitting this matter to the shareholders, as in the past, as a matter of good corporate practice.

Notwithstanding the shareholders’ ratification of the appointment of Deloitte & Touche, LLP at the Meeting, the Audit Committee may, in its discretion, select a different independent auditor at any time during the year if it determines that such a change would be in the Company’s best interests. In connection with selecting the independent auditor, the Audit Committee reviews the auditor’s qualifications, geographic reach, control procedures, cost, proposed staffing, prior performance and other relevant factors.

Fees

The following is a summary of the fees billed to PHI and its subsidiaries by Deloitte & Touche, LLP for professional services rendered.

	Year ended December 31,
	2014		2013
Fee Category	Amount	Percentage	Amount	Percentage
Audit fees (1)	$970,295	65%	$1,020,500	74%
Audit-related fees (2)	90,000	6%	163,031	12%
Tax fees (3)	233,403	16%	203,423	15%
All other fees (4)	191,457	13%	—	0%

Total fees	$1,485,155	100%	$1,386,954	100%

(1)

Audit fees include the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Qs, fees for services that normally would be provided in connection with statutory and regulatory filings or engagements and services that generally only the independent accountant reasonably can provide.

(2)

Audit-related fees include assurance and related services reasonably related to the performance of the audit or review, and for 2013 and 2014 included fees related to employee benefit plan audits and accounting consultations.

(3)

Tax fees include tax compliance, advice and planning services, and for 2013 and 2014 included assistance in the preparation of federal and state tax returns and related advice regarding tax compliance.

(4)	All other fees for 2014 consisted of services provided in connection with a Form S-4 filing.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

All audit and permissible non-audit services provided by the independent auditors are pre-approved by PHI’s Audit Committee. These services may include audit services, audit-related services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of service and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2013 and 2014, all audit and non-audit services provided by Deloitte & Touche, LLP were pre-approved by PHI’s Audit Committee, and the Audit Committee determined that the provision of the non-audit services was compatible with maintaining Deloitte & Touche’s independence.

PROPOSAL TO UPDATE OUR ARTICLES OF INCORPORATION

At the Meeting, we plan to obtain shareholder approval of changes updating our articles of incorporation in response to Louisiana’s recent adoption of a new comprehensive corporate statute that took effect on January 1, 2015.

Background of Proposal

In 2014, the Louisiana Legislature enacted the Louisiana Business Corporation Act, which is based on the fourth edition of the Revised Model Business Corporation Act now used by more than 30 states. This new act culminated five years of legislatively-sanctioned work by the Corporations Committee of the Louisiana State Law Institute, which concluded early in its deliberations that Louisiana’s predecessor corporate statute adopted in 1968 was outmoded. Generally speaking, the new statute brings Louisiana’s corporate laws into closer alignment with those of other major commercial states.

Enactment of the new law has rendered certain provisions in our current articles of incorporation obsolete, inoperative, out-of-date or unclear. In response, the Board has approved, and is recommending that our voting shareholders vote in favor of, an amendment to our current articles of incorporation (the “charter amendment”) to update and replace obsolete or outmoded provisions.

Summary of Charter Amendment

A summary of the charter amendment appears below. This summary is qualified in its entirety by reference to Appendix A attached to this information statement, which shows the complete text of the changes proposed by the charter amendment.

The charter amendment proposes to update and amend the following provisions contained in our current articles of incorporation:

•

Section VI(A) of our articles would be amended to clarify that our directors and officers are exculpated from liability for monetary damages to PHI or its shareholders to the maximum extent permitted by the new law as opposed to the maximum extent permitted by the old law. Under both the new and old laws, directors and officers are not entitled to be exculpated under several circumstances, including breaches of their duty of loyalty and illegal dividend payments. In addition, under the old law, exculpation was not available to a director or officer in connection with intentional acts or omissions not in good faith, knowing violations of law or transactions involving an improper personal benefit, whereas under the new law exculpation is unavailable in connection with the intentional infliction of harm on the corporation or its shareholders or an intentional violation of criminal law. Absent special action to the contrary, Louisiana’s new exculpation standards are intended to automatically apply, effective January 1, 2015, to all Louisiana corporations, and the proposed updating of Section VI(A) would clarify that the new standards apply to us as well.

•

Section IV(C) of our articles would be amended to accommodate a provision in the new law changing the requisite size of shareholder groups entitled to call a special shareholders meeting. The old law permitted corporations to set this threshold ownership requirement as high as 100%, and our current articles set this requisite ownership threshold at 40%. The new law permits the ownership threshold required to call a special shareholders meeting to be set no higher than 25%. Our proposed updating of Section IV(C) would prevent our articles from conflicting with the new law by setting this ownership threshold at the higher of 40% or the highest percentage then permitted by the new law (which is currently 25%, unless and until amended by the Louisiana Legislature).

•

Article IV(A) would be amended to clarify that the general vote required to take shareholder action would be the vote required by the new law. Under both the current language and newly-proposed language of Article IV(A), a majority vote of the total voting power is required to take shareholder action (unless otherwise specified in the articles or by law), but the newly-proposed language more closely conforms to the general voting standard prescribed by the new law.

•	References in Articles II, III(B) and VI(B) to the old law or sections thereof would be replaced with references to the new law or successor sections thereof.

All of these proposed updates are reflected in Appendix A, which we urge you to read in its entirety.

Vote Required to Approve the Proposal

To be approved, this proposal to approve the charter amendment must receive the affirmative vote of the holders of a majority of our Voting Stock entitled to be cast with respect thereto. Following approval by the voting shareholders at the Meeting, the charter amendment will become effective upon our filing of amended and restated articles of incorporation with the Secretary of State of the State of Louisiana, which we propose to do promptly after receiving such approval.

PROPOSAL TO APPROVE THE AMENDED AND RESTATED PHI, INC. LONG-TERM INCENTIVE PLAN

Upon the recommendation of our Compensation Committee, our Board has unanimously approved, and recommends that our voting shareholders approve, an amendment and restatement of the PHI, Inc. Long-Term Incentive Plan (the “Current Plan”) to, among other things, increase the number of shares of Non-Voting Stock available for issuance. The material terms of the Amended and Restated PHI, Inc. Long-Term Incentive Plan (the “Amended Plan”) are summarized below. This summary, however, is qualified in its entirety by reference to the Amended Plan, which is attached to this information statement as Appendix B.

Purpose of the Proposal

We believe that providing officers, directors, employees, consultants, and advisors with a proprietary interest in the growth and performance of our Company is important to motivating individual performance while simultaneously enhancing shareholder value. Adoption of the Amended Plan will provide our Company with the continued ability to attract, retain, and motivate key personnel and Board members in a manner aligned with the interests of shareholders. Incentives under the Amended Plan consist of opportunities to purchase or receive shares of Non-Voting Stock, to earn cash valued in relation to Non-Voting Stock, or to earn other cash-based performance awards.

The material differences between the Current Plan and the Amended Plan include the following: (1) an increase the number of issuable shares of Non-Voting Stock from 750,000 to 1,500,000; (2) an extension of the Current Plan’s term from May 4, 2022 to May 5, 2025; (3) the addition of a new type of award (cash-based performance awards that need not be tied to the value of a share of Non-Voting Stock); and (4) various miscellaneous changes intended to update and clarify the terms of the Current Plan.

The Current Plan was adopted by our Board and approved by our voting shareholders on May 4, 2012. As of April 6, 2015, an aggregate of 20,238 shares of Non-Voting Stock remain available for issuance under the Current Plan. In addition, an aggregate of 738 shares of Non-Voting Stock and 32,542 shares of Voting Stock (the latter of which are only issuable to Al A. Gonsoulin) remain available under the PHI, Inc. 1995 Incentive Plan, as amended (the “1995 Plan”). However, in February 2015, our Board authorized the deregistration of all shares remaining available under the 1995 Plan, which we plan to implement shortly after the Meeting. Our Board believes that we have an insufficient number of shares of Non-Voting Stock remaining available for issuance in order to effectively and appropriately continue to incentivize our key personnel. Further, our Board believes that the adoption of the Amended Plan will be integral to our continued ability to attract, retain, and motivate key personnel and Board members in a manner aligned with the interests of shareholders.

Terms of the Amended Plan

Administration of the Plan.    The Compensation Committee (or a subcommittee thereof) will generally administer the Plan, and has the authority to grant incentives under the Amended Plan and to set the terms of the awards, amend any outstanding incentives or accelerate the time at which any outstanding incentives may vest, correct any defect in the Amended Plan or any incentive as it deems necessary and establish rules or regulations relating to administration of the Amended Plan. The Compensation Committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Amended Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for proper administration of the Amended Plan. Subject to the limitations specified in the Amended Plan, the Compensation Committee may delegate its authority to appropriate officers of our company with respect to grants to employees or consultants who are not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code.

Eligibility.    Officers, directors, key employees of our Company and consultants and advisors to our Company will be eligible to receive awards (“Incentives”) under the Amended Plan when designated as participants. We currently have five executive officers and three non-employee directors (“Outside Directors”) eligible to receive Incentives under the Amended Plan. Currently, all five executive officers, all three Outside Directors, and approximately fifty-one other officers and key employees participate in our equity incentive plan. Incentives under the Amended Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code (the “Code”);

•	non-qualified stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	other stock-based awards; and

•	cash-based performance awards.

Each type of Incentive is discussed in greater detail in “Types of Incentives” below.

Shares Issuable Through the Amended Plan.    A total of 1,500,000 shares of Non-Voting Stock are authorized to be issued under the Amended Plan, representing approximately 11.8% of our outstanding Non-Voting Stock as of April 6, 2015. The closing sale price of a share of Non-Voting Stock, as quoted on the NASDAQ Global Market on April 6, 2015, was $32.14.

Limitations and Adjustments to Shares Issuable Through the Amended Plan.    The Amended Plan limits the Incentives granted to any single participant in a fiscal year to no more than 100,000 shares of Non-Voting Stock, not including incentives valued in dollars rather than shares of Non-Voting Stock. For awards valued in dollars, the maximum dollar value of those incentives (whether or not paid in shares) that may be paid out to any participant in any calendar year is $900,000. The maximum number of shares of Non-Voting Stock that may be issued upon exercise of options intended to qualify as incentive stock options under the Code is 25,000.

Share Counting.    For purposes of determining the maximum number of shares of common stock available for delivery under the Amended Plan, shares that are not delivered because an award is forfeited, cancelled, or expires prior to exercise or realization, or because those shares are withheld to satisfy tax obligations will be available again for issuance or delivery under the Amended Plan. However, shares may not be recycled if they were delivered or withheld from an incentive in payment of the exercise price of a stock option or a stock-settled stock appreciation right. Cash-settled incentives will not count against the maximum number of shares issuable under the Amended Plan.

Proportionate adjustments will be made to all of the share limitations provided in the Amended Plan, including the number of shares subject to the Amended Plan, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the shares of Common Stock. In addition, the exercise price of any outstanding options or stock appreciation rights and any performance goals will also be adjusted if necessary to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the Amended Plan.    Our Board may amend or discontinue the Amended Plan at any time. However, our shareholders must approve any amendment that would:

•	materially increase the benefits accruing to participants;

•	materially increase the number of issuable shares;

•	materially expand the classes of persons eligible to participate;

•	expand the types of awards available for grant;

•	materially extend the term of the Amended Plan;

•	reduce the price at which Non-Voting Stock may be offered through the Amended Plan; or

•	permit the repricing of an option or stock appreciation right.

No amendment or discontinuance of the Amended Plan may materially impair any previously granted Incentive without the consent of the recipient.

Term of the Amended Plan.    No Incentives may be granted under the Amended Plan more than ten years after the date the Amended Plan is approved by our voting shareholders (which, if approved at the Meeting, will be May 5, 2025).

Incentive Agreements.    Grants of Incentives will be subject to the terms and conditions of the Amended Plan and may also be subject to additional restrictions imposed by the Compensation Committee and detailed in an incentive agreement between the Company and the participant. An agreement’s additional restrictions may include provisions requiring the forfeiture of outstanding Incentives in the event of the participant’s termination of employment or, in the case of performance-based grants, if applicable goals or targets are not met.

Types of Incentives.    Each type of Incentive that may be granted under the Amended Plan is described below.

Stock Options.    A stock option is a right to purchase shares of Non-Voting Stock from the Company. The Compensation Committee will determine the number and exercise price of the options and when the options become exercisable. However, the option exercise price may not be less than the fair market value of a share of Non-Voting Stock on the date of grant, except for an option granted in substitution for an outstanding award in an acquisition transaction. The term of an option will also be determined by the Compensation Committee, but may not exceed ten years. The Compensation Committee may accelerate the exercisability of any stock option at any time. As noted above, the Compensation Committee may not, without the prior approval of our shareholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of Non-Voting Stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment or shares of Non-Voting Stock, unless approved by our voting shareholders. The Amended Plan permits the Compensation Committee to grant both non-qualified and incentive stock options. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

The option exercise price may be paid in cash; by check; in shares of common stock; through a “cashless” exercise arrangement with a broker approved by our Company; if approved by the Compensation Committee, through a net exercise procedure; or in any other manner authorized by the Compensation Committee.

Stock Appreciation Rights.    A stock appreciation right, or SAR, is a right to receive, without payment to us, a number of shares of Non-Voting Stock determined by dividing the product of the number of shares for which the stock appreciation right is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise. The Compensation Committee will determine the base price used to measure share appreciation, which may not be less than the fair market value of a share of Non-Voting Stock on the date of grant; whether the right may be paid in cash; and the number and term of stock appreciation rights, provided that the term of a stock appreciation right may not exceed ten years. The Compensation Committee may accelerate the exercisability of any stock appreciation right at any time. The Amended Plan restricts decreases in the base price and certain exchanges of stock appreciation rights on terms similar to the restrictions described above for options.

Restricted Stock.    Shares of restricted stock are shares of Non-Voting Stock granted by the Committee and made subject to certain restrictions on sale, pledge, or other transfer by the recipient during a particular period of time (the restricted period). Subject to the restrictions provided in the applicable incentive agreement and the Amended Plan, a participant receiving restricted stock may have all of the rights of a shareholder as to such shares, including the right to receive dividends.

Restricted Stock Units.    A restricted stock unit, or RSU, represents the right to receive from our Company one share of Non-Voting Stock on a specific future vesting or payment date. Subject to the restrictions provided in the applicable incentive agreement and the Amended Plan, a participant receiving RSUs has no rights as a shareholder as to such units until shares of Non-Voting Stock are issued to the participant. Restricted stock units may be granted with dividend equivalent rights.

Other Stock-Based Awards.    The Amended Plan also permits the Compensation Committee to grant to participants awards of shares of Non-Voting Stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of Non-Voting Stock (other stock-based awards). The Compensation Committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements.

Cash-Based Performance Awards.    The Compensation Committee may make cash-based performance awards to eligible participants. At the election of the Compensation Committee, a cash-based performance award may be settled in cash, shares of Non-Voting Stock, or a combination of both. A cash-based performance award will be subject to forfeitability provisions and other terms and conditions, including the attainment of specified performance goals, as the Compensation Committee may determine.

Performance-Based Compensation Under Section 162(m).    Performance-based compensation which meets the requirements of Section 162(m) of the Code does not count toward the $1 million limit on our Company’s federal income tax deduction for compensation paid to its most highly compensated executive officers. Stock options and stock appreciation rights granted in accordance with the terms of the Amended Plan will qualify as performance-based compensation under Section 162(m) of the Code.

Grants of restricted stock, restricted stock units, other stock-based awards, or cash-based performance awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals as well as other applicable requirements of Section 162(m). The pre-established performance goals, as provided in the Amended Plan, will be based upon any or a combination of the following criteria relating to our parent company, our parent company and subsidiaries combined, or one or more of our divisions, segments, departments, business units or subsidiaries: earnings per share; earnings or earnings before interest, taxes, depreciation, and amortization (“EBITDA”); EBITDA divided by revenues; earnings before interest, taxes, depreciation, and amortization and rentals (“EBITDAR”); EBITDAR divided by revenues; an economic value-added measure; stock price; shareholder return; return on shareholder equity; return on assets; return on capital employed; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; operating cash flow; income, pre-tax income, or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; safety performance; achievement of business or operational goals such as market share, customer growth, customer satisfaction, new product or services revenue, or business development; or strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, or geographic business expansion goals, objectively-identified project milestones, cost targets, and goals relating to acquisitions or divestitures. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or relative to levels attained in prior years. Performance measurements may be adjusted as specified in advance by the Compensation Committee in accordance with Section 162(m).

The Compensation Committee has authority to use different targets from time to time within the scope of the performance goals as provided in the Amended Plan and listed above. The regulations under Section 162(m) require that the material terms of the performance goals be reapproved by our shareholders every five years.

Termination of Employment or Service.    If a participant ceases to be an employee of our Company or to provide services to us for any reason, including death, disability, early retirement or normal retirement, any outstanding Incentives may be exercised, will vest, or will expire at such times as may be determined by the Compensation Committee and as provided in the applicable incentive agreement.

Change of Control.    In the event of a change of control of our Company, as defined in the Amended Plan or in an Incentive agreement, unless otherwise provided in the Incentive agreement, all outstanding Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved.

In addition, upon a change of control, the Compensation Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within a certain time frame and under specific conditions, the Compensation Committee may:

•	accelerate the vesting of any Incentives that did not automatically accelerate under the Amended Plan or the applicable incentive agreement;

•	require that all outstanding Incentives be exercised by a certain date;

•

require the surrender to our Company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per share change of control value, calculated as described in the Amended Plan, over the exercise or base price;

•	make any equitable adjustment to outstanding Incentives as the Compensation Committee deems necessary to reflect our corporate changes; or

•

provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a shareholder.

Transferability of Incentives.    The Incentives awarded under the Amended Plan may not be transferred except (a) by will; (b) by the laws of descent and distribution; (c) if permitted by the Compensation Committee and so provided for in the applicable incentive agreement, pursuant to a domestic relations order (as defined in the Code), or (d) if permitted by the Compensation Committee and so provided in the applicable incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members, or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes.    We may withhold from any payments or stock issuances under the Amended Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant generally may, with the prior approval of the Compensation Committee, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of Non-Voting Stock or to have our Company withhold shares of Non-Voting Stock from the shares the participant would otherwise receive, in either case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined. For participants not subject to Section 16 of the Securities Exchange Act of 1934, the Compensation Committee may disapprove of such an election at any time.

Purchase of Incentives.    The Compensation Committee may approve the purchase by our Company of an unexercised or unvested stock option from the holder by mutual agreement.

Awards to Be Granted

If our shareholders approve the Amended Plan at the annual meeting, grants of awards to employees, officers, directors, consultants, and advisors will be made in the future by the Compensation Committee as it deems necessary or appropriate. For information regarding equity incentives granted to our executive officers during fiscal 2014, please see the “Fiscal 2014 Grants of Plan-Based Awards” table.

Material Federal Income Tax Consequences

The material federal income tax consequences related to the issuance of the different types of Incentives that may be awarded under the Amended Plan are summarized below. Participants who are granted Incentives under the Amended Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options.    Normally, a participant who is granted a stock option will not realize any income nor will our Company normally receive any deduction for federal income tax purposes in the year the option is granted.

When a non-qualified stock option granted under the Amended Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference that may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. Any remaining gain will be capital gain. Our Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition, the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Stock Appreciation Rights.    Generally, a participant who is granted a stock appreciation right under the Amended Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received. In general, there are no federal income tax deductions allowed to our Company upon the grant of stock appreciation rights. Upon the exercise of the stock appreciation right, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Restricted Stock.    Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units.    A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Other Stock-Based Awards and Cash-Based Performance Awards.    Generally, a participant who is granted another stock-based award or a cash-based performance award under the Amended Plan will recognize ordinary income at the time the cash or shares associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409(A).    If any Incentive constitutes non-qualified deferred compensation under Section 409A of the Code, the Incentive will be structured to comply with Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

Tax Consequences of a Change of Control.    If, upon a change of control of our Company, the exercisability, vesting, or payout of an Incentive is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the material federal income tax consequences of Incentives that may be granted under the Amended Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state, or local tax consequences.

Vote Required

To be approved, this proposal to approve the Amended Plan must receive the affirmative vote of the holders of a majority of our Voting Stock entitled to be cast with respect thereto.

OTHER MATTERS

Quorum and Voting

The presence, in person or by proxy, of a majority of our total voting power is necessary to constitute a quorum at the Meeting. Shareholders voting or abstaining from voting by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by plurality vote. The proposals to ratify the appointment of our independent registered public accounting firm, approve the update to our articles of incorporation, and approve the Amended and Restated PHI, Inc. Long-Term Incentive Plan will each require the affirmative vote of the holders of a majority of our Voting Stock entitled to be cast with respect thereto.

Our Board does not know of any matters to be presented at the Meeting other than those described herein. For directions to be able to attend the Meeting and vote in person, call (337) 235-2452.

Delivery of Information to a Shared Address

It is our practice to send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request to our Secretary at 2001 SE Evangeline Thruway, Lafayette, Louisiana, 70508, (337) 235-2452. Such request should contain your name, your shared address, and the address to which the Company should direct the additional copy of the Information Statement.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer that we mail each shareholder a separate copy of future mailings, you may send notification to or call our offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer that we mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to our office.

Shareholder Proposals

Our By-laws state that for any business to be properly brought before an annual meeting, notice of the proposal must be received by us no later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting. In regard to our 2016 annual meeting, this provision will require notice between February 4, 2016 and March 7, 2016. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholders to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

As described more fully in our By-laws, this notice must set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholders and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the shareholders giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such shareholders, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholders and such beneficial owner.

By Order of the Board of Directors,

Trudy P. McConnaughhay
Secretary

Lafayette, Louisiana

April 13, 2015

Appendix A

to Information Statement

Proposed Update of Articles of Incorporation

If the proposal to update our articles of incorporation described under “Proposal to Update our Articles of Incorporation” is approved at the Meeting, the following provisions in our articles of incorporation would be amended as follows*:

*	New language is shown in bold face type; removed language is shown as being stricken.

1)	Article II would be amended as follows:

ARTICLE II

Purpose

The Corporation’s purpose is to engage in any lawful activity for which corporations may he formed under the Business Corporation ~~Law~~ Act of Louisiana.

2)	Section B of Article III would be amended as follows:

B. Each share of Voting Common Stock shall entitle the holder thereof to one vote with respect to such share of Voting Common Stock on each matter properly submitted to the Corporation’s shareholders for their vote, consent, waiver, release or other action. ~~Unless otherwise required by law, holders~~ Holders of the Non-Voting Common Stock shall not be entitled to any voting rights whatsoever; provided, however, that holders of the Non-Voting Common Stock shall be entitled to the voting rights conferred by Section 1-1004D of the Business Corporation Act of Louisiana. Except with respect to voting rights, each share of Voting Common Stock and Non-Voting Common Stock shall be identical in all other respects and shall constitute a single class of stock.

3)	Section A of Article IV would be amended as follows:

A. ~~The affirmative vote of the holders of a majority of the total voting power of the Corporation shall decide~~ Action on any matter properly brought before a shareholders’ meeting duly organized for the transaction of business shall be approved if the votes cast by the holders of Voting Securities favoring the action exceed the votes cast by the holders of Voting Securities opposing the action, unless by express provision of law or these Articles of Incorporation a different vote is required, in which case such express provision shall govern. Directors shall be elected by plurality vote.

4)	The first line of Section B(1) of Article IV would be amended as follows:

B. (1) For purposes of this ~~paragraph B~~Article IV, the following terms shall have the meanings specified below:

5)	Section C of Article IV would be amended as follows:

C. Special meetings of the shareholders may be called at any time by the Board or the officers of the Corporation as provided in the Corporation’s by-laws or upon the written request of any shareholder or group of shareholders holding in the aggregate at least 40% of ~~the total voting power of the Corporation~~all the votes entitled to be cast on any issue proposed to be considered; provided, however, that if this 40% ownership threshold contravenes the Business Corporation Act of Louisiana at the time of such written request, then special meetings of the shareholders may instead be called upon the written request of any shareholder or group of shareholders holding the highest percentage of votes required for such purpose as is then permitted by the Business Corporation Act of Louisiana. Upon receipt of such a shareholder request, the Secretary shall call a special meeting of shareholders to be held at the registered office of the Corporation at such time as the Secretary may fix, not less than 15 nor more than 60 days after the receipt of such request, and if the

A-1

Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so. Such request must state the specific purpose or purposes of the proposed special meeting and the business to be conducted thereat shall be limited to such purpose or purposes.

6)	Sections A and B of Article VI would be amended as follows:

A. To the fullest extent permitted by the Business Corporation ~~Law~~ Act of Louisiana, no director or officer of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for ~~breach of his fiduciary duty~~ any action taken, or any failure to take action, as a director or officer.

B. The Board may (1) cause the Corporation to enter into contracts with directors and officers providing for the limitation of liability set forth in this Article VI and for indemnification of directors and officers to the fullest extent permitted by law, (2) adopt by-laws or resolutions providing for indemnification of directors, officers and other persons to the fullest extent permitted by law (including the adoption of provisions contemplated by La. R.S. 12:1-851(A)(2)) and (3) cause the Corporation to ~~exercise the powers set forth in La.R.S~~procure insurance on behalf of the directors and officers of the Corporation and other persons to the fullest extent permitted by La. ~~12:83F~~R.S. 12:1-857 and any other relevant provision of the Business Corporation Act of Louisiana, notwithstanding that some or all of the members of the Board acting with respect to the foregoing may be parties to such contracts or beneficiaries of such by-laws or resolutions.

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Appendix B

to Information Statement

AMENDED AND RESTATED

PHI, INC.

LONG-TERM INCENTIVE PLAN

1. Purpose. The purpose of the Amended and Restated PHI, Inc. Long-Term Incentive Plan (the “Plan”) is to increase shareholder value and to advance the interests PHI, Inc. (“PHI”) and its subsidiaries (collectively with PHI, the “Company”) by furnishing equity-based economic incentives (the “Incentives”) designed to attract, retain, reward, and motivate key employees, officers, and directors of the Company and consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and PHI’s shareholders. Incentives consist of opportunities (a) to purchase or receive shares of PHI non-voting common stock, $0.10 par value per share (the “Non-Voting Stock”), (b) to earn cash awards valued in relation to Non-Voting Stock, and (c) to earn other cash-based performance awards, in each case on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which PHI owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests, or other equity interests issued thereby.

2. Administration.

2.1 Composition. The Plan shall generally be administered by the Compensation Committee or a subcommittee thereof (the “Committee”) of the Board of Directors of PHI (the “Board”). The Committee shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule and (b) qualify as an “outside director” under Section 162(m) of the Code and the rules and regulations issued thereunder (“Section 162(m)”).

2.2 Authority. The Committee shall have plenary authority to administer the Plan, including awarding Incentives under the Plan and entering into agreements with, or providing notices to, participants as to the terms of the Incentives (the “Incentive Agreements”). Specifically, the Committee shall have full and final authority and discretion over the Plan and any Incentives granted under it, including, but not limited to, the right, power, and authority to: (a) determine the persons to whom Incentives will be granted under Section 3 and the time at which such Incentives will be granted; (b) determine the terms, provisions, and conditions of Incentives (including, if applicable, the number of shares of Common Stock covered by an Incentive), which can, unless otherwise provided in this Plan, vary from the provisions of this Plan, and amend or modify any outstanding Incentives; (c) correct any defect, address any omission, or reconcile any inconsistency in the Plan or any Incentive in the manner and to the extent it deems necessary or desirable to further the Plan’s objectives; (d) establish, amend, and rescind any rules, regulations, or policies relating to the administration of the Plan that it determines to be appropriate; (e) resolve all questions of interpretation or application of the Plan or Incentives granted under the Plan; and (f) make any other determination that it believes necessary or advisable for the proper administration of the Plan. Committee decisions in matters relating to the Plan shall be final, binding, and conclusive on all persons, including, but not limited to, the Company, shareholders of PHI, and Plan participants. The Committee may delegate its authority hereunder to the extent provided in Section 3.

3. Eligible Participants.

3.1 Eligibility. Key employees, officers, and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee.

3.2 Delegation of Authority. With respect to participants not subject to either Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants, and to set and modify the terms of such Incentives; provided, however, that the resolution so authorizing any such officer shall specify the total number of Incentives such officer may so award and such actions shall be treated for all purposes as if taken by the Committee, and provided further that the Exercise Price (as defined in Section 6.1) of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 13.10) of a share of Non-Voting Stock on the later of the date the officer approves such grant or the date the participant’s employment with or service to the Company commences.

4. Types of Incentives. Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights (“SARs”), (d) restricted stock, (e) restricted stock units (“RSUs”), (f) Other Stock-Based Awards (as defined in Section 10.1), and (g) Cash-Based Performance Awards (as defined in Section 10.2).

5. Shares Subject to the Plan.

5.1 Number of Shares. Subject to adjustment as provided in Section 13.5, the maximum number of shares of Non-Voting Stock that may be delivered to participants and their permitted transferees under the Plan shall be 1,500,000 shares.

5.2 Share Counting. Any shares of Non-Voting Stock subject to an Incentive that is subsequently canceled, forfeited, or expires prior to exercise or realization, whether in full or in part, shall be available again for issuance or delivery under the Plan. If shares of Non-Voting Stock are withheld from payment of an Incentive to satisfy tax obligations with respect to the Incentive, such shares of Non-Voting Stock may again be granted under the Plan. Notwithstanding the foregoing, shares subject to an Incentive under the Plan shall not be available again for issuance or delivery under the Plan if such shares were (a) tendered in payment of the Exercise Price of a stock option or (b) covered by, but not issued upon settlement of, stock-settled SARs. If an Incentive, by its terms, may only be settled in cash, then the grant, vesting, payout, settlement, or forfeiture of such Incentive shall have no impact on the number of shares available for grant under the Plan.

5.3 Limitations on Awards. Subject to adjustment as provided in Section 13.5, the following additional limitations are imposed under the Plan:

(a) The maximum number of shares of Non-Voting Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 25,0001 shares.

(b) The maximum number of shares of Non-Voting Stock (including stock options and SARs) that may be covered by Incentives granted under the Plan to any one individual during any one fiscal year shall be 100,0001 shares, not including any Incentives covered by the limitations of Section 5.3(c). This provisions shall be construed in a manner consistent with Section 162(m).

(c) The maximum value of Incentives granted under the Plan and valued in dollars (regardless of whether those Incentives are paid in Non-Voting Stock) that may be paid out to any one participant in any one fiscal year shall be $900,0001, not including any Incentives covered by the limitations of Section 5.3(b).

5.4 Type of Non-Voting Stock. Non-Voting Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6. Stock Options. A stock option is a right to purchase shares of Non-Voting Stock from PHI. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1 Price. The exercise price per share (the “Exercise Price”) shall be determined by the Committee, subject to adjustment under Section 13.5; provided that in no event shall the Exercise Price be less than the Fair Market Value (as defined in Section 13.10) of a share of Non-Voting Stock on the date of grant, except in the

[1]

We did not make adjustments to any of these sublimits given that PHI has been able to implement its compensation programs within them. However, you might want to consider whether they are high enough (goal is to have them high enough that they will not be inadvertently crossed in a given year). In particular, although you do not currently grant ISOs, please note that the ISO sublimit in 5.3(a) is very low.

case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines. In the event that an option grant is approved by the Committee, but is to take effect on a later date, such as when employment or service commences, such later date shall be the date of grant.

6.2 Number. The number of shares of Non-Voting Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 13.5.

6.3 Duration and Time for Exercise. The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 12.

6.4 Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (a) the Fair Market Value of the Non-Voting Stock subject to the option on the business day immediately preceding the date of purchase exceeds (b) the Exercise Price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

6.5 Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Non-Voting Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of or attestation of ownership of shares of Non-Voting Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the aggregate Exercise Price; (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Non-Voting Stock with an aggregate Fair Market Value equal to the difference between the aggregate Exercise Price of the options being surrendered and the aggregate Fair Market Value of the shares of Non-Voting Stock subject to the option; or (f) in such other manner as may be authorized from time to time by the Committee.

6.6 Repricing. Except for adjustments pursuant to Section 13.5 or actions permitted to be taken by the Committee under Section 12 in the event of a Change of Control, unless approved by the shareholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant; and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has an Exercise Price or Base Price (as defined in Section 7.5), as applicable, that is greater than the then current Fair Market Value of a share of Non-Voting Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower Exercise Price or Base Price, shares of restricted stock, restricted stock units, an Other Stock-Based Award, a cash payment, or Non-Voting Stock.

6.7 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

(a) Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options under Section 422 of the Code.

(b) All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board.

(c) No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

(d) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Non-Voting Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of PHI or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.

(e) Notwithstanding anything in this Plan or the applicable Incentive Agreement to the contrary, the Company shall have no liability to the optionee or any other person if an option designated as an incentive stock option fails to qualify as such at any time.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Non-Voting Stock, cash, or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 7.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions of the Plan and the applicable Incentive Agreement.

7.2 Number. Each SAR granted to any participant shall relate to such number of shares of Non-Voting Stock as shall be determined by the Committee, subject to adjustment as provided in Section 13.5.

7.3 Duration and Time for Exercise. The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any SAR at any time in its discretion in addition to the automatic acceleration of SARs under Section 12.

7.4 Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.” The Company shall, within 30 days of the Exercise Date, deliver to the exercising holder certificates for, or other evidence of ownership of, the shares of Non-Voting Stock to which the holder is entitled pursuant to Section 7.5 or cash or both, as provided in the Incentive Agreement.

7.5 Payment.

(a) The number of shares of Non-Voting Stock which shall be issuable upon the exercise of a SAR payable in Non-Voting Stock shall be determined by dividing:

(i) the number of shares of Non-Voting Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value (as defined in Section 13.10) of a share of Non-Voting Stock subject to the SAR on the trading day prior to the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Non-Voting Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 13.5); by

(ii) the Fair Market Value of a share of Non-Voting Stock on the Exercise Date.

(b) No fractional shares of Non-Voting Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

(c) If so provided in the Incentive Agreement, a SAR may be exercised for cash equal to the Fair Market Value of the shares of Non-Voting Stock that would be issuable under this Section 7.5, if the exercise had been for Non-Voting Stock.

8. Restricted Stock.

8.1 Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as determined pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

8.2 The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). Each award of restricted stock may have a different Restricted Period.

8.3 Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of non-voting common stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Amended and Restated PHI, Inc. Long-Term Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and PHI, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of PHI, Inc.

Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued.

8.4 Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions, or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

8.5 Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 13.5.

8.6 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and the Company shall direct the transfer agent to release the vested shares by book entry or, alternately, the Company shall deliver a stock certificate for the number of vested shares, in either case, free of all such restrictions and legends, except any that may be imposed by law, to the participant or his or her nominee, as the case may be.

8.7 Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a holder of Non-Voting Stock with respect to such shares during the Restricted Period including, without limitation, the right to vote such shares.

9. Restricted Stock Units.

9.1 Grant of Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Non-Voting Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the

Plan. To the extent an award of RSUs is intended to qualify as performance-based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 and meet the additional requirements imposed by Section 162(m).

9.2 Vesting Period. At the time an award of RSUs is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”) and following which the RSUs will settle in shares of Non-Voting Stock. Each award of RSUs may have a different Vesting Period.

9.3 Dividend Equivalent Accounts. Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, prior to the vesting and settlement of RSUs granted under the Plan, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish a bookkeeping account for the participant and reflect in that account any securities, cash, or other property comprising any dividend or property distribution with respect to each share of Non-Voting Stock underlying each RSU. The participant shall have no rights to the amounts or other property credited to such account except to the extent provided in the applicable Incentive Agreement.

9.4 Rights as a Shareholder. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving RSUs shall have no rights as a shareholder with respect to the shares underlying such RSUs until such time as shares of Non-Voting Stock are issued to the participant.

10. Other Types of Awards.

10.1 Grant of Other Stock-Based Awards. Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of Incentives (other than options, SARs, restricted stock, or RSUs described in Sections 6 through 9 or Cash-Based Performance Awards described in Section 10.2) paid out in shares of Non-Voting Stock or the value of which is based in whole or in part on the value of shares of Non-Voting Stock. Other Stock-Based Awards may be awards of shares of Non-Voting Stock, awards of phantom stock, or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Non-Voting Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Non-Voting Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a shareholder, if any, the recipient shall have with respect to Non-Voting Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

10.2 Cash-Based Performance Awards. The Committee may grant Incentives in the form of “Cash-Based Performance Awards” to eligible participants, which shall consist of the opportunity to earn awards based on performance that are valued in dollars rather than shares of Common Stock. At the Committee’s election and as provided in the Incentive Agreement, Cash-Based Performance Awards may be settled in cash, shares of Non-Voting Stock, or a combination of both. A Cash-Based Performance Award shall be subject to such terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent that a Cash-Based Performance Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m), it must be made subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m). At the time that a Cash-Based Performance Award is granted, the Committee shall establish the vesting criteria for such Incentive including, as applicable, the performance period and the time or times at which any payout shall be deemed vested and payable.

11. Performance Goals for Section 162(m) Awards. To the extent that Incentives granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant, or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted, or be paid out shall be any or a combination of the following performance measures applied to the Company, PHI, a division, segment, department, business unit, or a subsidiary: earnings per share; earnings or earnings before interest, taxes, depreciation, and amortization (“EBITDA”); EBITDA divided by revenues; earnings before interest, taxes, depreciation, and amortization and rentals (“EBITDAR”); EBITDAR divided by revenues; an economic value-added measure; stock price; shareholder return; return on shareholder equity; return on assets; return on capital employed; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; operating cash flow; income, pre-tax income, or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; safety performance; achievement of business or operational goals such as market share, customer growth, customer satisfaction, new product or services revenue, or business development; or strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, or geographic business expansion goals, objectively-identified project milestones, cost targets, and goals relating to acquisitions or divestitures. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee in accordance with Section 162(m).

12. Change of Control.

12.1 Definitions. As used in this Section 12, the following words or terms shall have the meanings indicated:

(a) Approval Date shall mean the date of the Board’s approval of this Plan.

(b) Beneficial Owner (and variants thereof), with respect to a security shall mean a Person who, directly or indirectly (through any contract, understanding, relationship, or otherwise), has or shares (i) the power to vote, or direct the voting of, the security, and/or (ii) the power to dispose of, or to direct the disposition of, the security.

(c) Business Combination shall mean the consummation of a reorganization, merger, or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of PHI.

(d) Change of Control Value shall equal the amount determined by whichever of the following items is applicable:

(i) the per share price to be paid to holders of Non-Voting Stock in any such merger, consolidation, or other reorganization;

(ii) the price per share offered to holders of Non-Voting Stock in any tender offer or exchange offer whereby a Change of Control takes place;

(iii) in all other events, the Fair Market Value per share of Non-Voting Stock into which such options or SARs being converted are exercisable or right to receive Non-Voting Stock is to be settled, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options; or

(iv) in the event that the consideration offered to holders of Non-Voting Stock in any transaction described in this Section 12 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

(e) Incumbent Board shall mean the individuals who, as of the Approval Date, constitute the Board.

(f) Person shall mean a natural person or company, and shall also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that Person shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

(g) Post-Transaction Corporation.

(i) Unless a Change of Control includes a Business Combination, Post-Transaction Corporation shall mean PHI after the Change of Control.

(ii) If a Change of Control includes a Business Combination, Post-Transaction Corporation shall mean the corporation resulting from such Business Combination, including a corporation which as a result of such transaction owns PHI or all or substantially all of PHI’s assets either directly or through one or more subsidiaries.

12.2 Change of Control Defined. Unless otherwise provided in an Incentive Agreement, Change of Control shall mean:

(a) the acquisition by any Person of Beneficial Ownership of more than 50 percent of the outstanding shares of PHI voting common stock, $0.10 par value per share (the “Voting Stock”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:

(i) any acquisition of Voting Stock directly from PHI,

(ii) any acquisition of Voting Stock by PHI,

(iii) any acquisition of Voting Stock by any employee benefit plan, including without limitation an employee stock ownership plan (or related trust) sponsored or maintained by PHI or any corporation controlled by PHI, or

(iv) any acquisition of Voting Stock by any corporation or entity pursuant to a transaction that does not constitute a Change of Control under Section 12.2(b); or

(b) a Business Combination, in each case, unless, following such Business Combination, all or substantially all of the Persons who were the Beneficial Owners of PHI’s outstanding common stock (“Common Stock,” including but not limited to Non-Voting Stock and Voting Stock) and PHI’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50 percent of the then-outstanding shares of Common Stock, and more than 50 percent of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation; or

(c) approval by the shareholders of PHI of a plan of complete liquidation or dissolution of PHI.

12.3 Effect of a Change of Control.

(a) Unless otherwise provided in the applicable Incentive Agreement, immediately prior to the consummation of any Change of Control, all outstanding Incentives granted pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any outstanding Incentives shall lapse and all performance criteria and other conditions relating to the payment of outstanding Incentives shall be deemed to be achieved or waived by PHI without the necessity of action by any Person.

(b) As used in this Section 12.3, “immediately prior” to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the participant to take all steps reasonably necessary to (i) exercise any option or SAR fully and (ii) deal with the shares purchased or acquired under any outstanding Incentive so that all such shares may be treated in the same manner in connection with the Change of Control as other outstanding shares of Non-Voting Stock.

12.4 Committee Discretion to Set Terms of Exercise or Exchange. No later than 30 days after the approval by the Board of a Change of Control of the types described in subsections (b) or (c) of Section 12.2 and no later than 30 days after a Change of Control of the type described in subsection (a) of Section 12.2, the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

(a) accelerate the vesting of any Incentives which did not automatically accelerate under the terms of this Plan and/or the applicable Incentive Agreement;

(b) require that all outstanding options and SARs be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and SARs shall lapse and terminate,

(c) make such equitable adjustments to Incentives then-outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

(d) provide for mandatory conversion of some or all of the outstanding options, SARs, or rights to received Non-Voting Stock granted under the Plan held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options, SARs, and rights shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares of Non-Voting Stock subject to such option, SAR, or right, as defined and calculated above, over the Exercise Price(s) or Base Price(s) of such options, SARs, or rights, if any, or, in lieu of such cash payment, the issuance of Non-Voting Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

(e) provide that thereafter, upon any exercise of an option or SAR or the settlement of any other right to receive Non-Voting Stock, the participant shall be entitled to purchase under such option or SAR, or receive in settlement of such right, in lieu of the number of shares of Non-Voting Stock then covered by such option, SAR, or right, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, merger, consolidation, or asset sale, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Non-Voting Stock then covered by such options, SARs, and rights.

13. General.

13.1 Duration. No Incentives may be granted under the Plan after May 5, 2025; provided, however, that subject to Section 13.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date, until all such Incentives have either been satisfied by the issuance of shares of Non-Voting Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Non-Voting Stock in connection with their issuance under the Plan have lapsed.

13.2 Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, pursuant to a domestic relations order, as defined in the Code; or (d) if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

13.3 Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

13.4 Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Non-Voting Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Non-Voting Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Non-Voting Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Non-Voting Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Non-Voting Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Non-Voting Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

13.5 Adjustment. In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Non-Voting Stock, the number of shares of Non-Voting Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Non-Voting Stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of Non-Voting Stock. In the event of any such adjustments, the Exercise Price of any option, the Base Price of any SAR, and the performance objectives of any Incentive shall also be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

13.6 Withholding.

(a) The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, with the prior approval of the Committee, subject to Section 13.6(b) below, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Non-Voting Stock or to have the Company withhold shares of Non-Voting Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Non-Voting Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b) Each Election must be made prior to the Tax Date. For any participant not subject to Section 16 of the 1934 Act, the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make an Election shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

13.7 No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

13.8 Section 409A. This Plan and all Incentives granted under it are intended to comply with, or be exempt from, Section 409A of the Code and the regulations and guidance promulgated thereunder (“Section 409A”), and the Plan and all Incentives shall be interpreted and administered consistent with that intent. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement; provided, however, that any such deferral arrangement must also be exempt from or comply with Section 409A.

13.9 Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

(a) amend Section 6.6 to permit repricing of options or SARs without the approval of shareholders;

(b) materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 12; or

(c) materially revise the Plan without the approval of the shareholders, to the extent such approval is required under the applicable listing standards of any exchange on which shares of Non-Voting Stock are listed. As used in this Section 13.9(c), a material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Non-Voting Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of Incentives available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Non-Voting Stock may be offered through the Plan.

13.10 Definition of Fair Market Value. Whenever “Fair Market Value” of Non-Voting Stock shall be determined for purposes of this Plan, except as provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (i) if the Non-Voting Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Non-Voting Stock on such exchange or quotation system on the date as of which fair market value is to be determined, (ii) if the Non-Voting Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Non-Voting Stock is not regularly quoted, the fair market value of a share of Non-Voting Stock on the date as of which fair market value is to be determined, as established by the Committee in good faith. In the context of a cashless exercise through a broker, the “Fair Market Value” shall be the price at which the Non-Voting Stock subject to the stock option is actually sold in the market to pay the Exercise Price.

13.11 No Trust or Fund Created. Neither the Plan nor any Incentive shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Incentive, such right shall be no greater than the right of any unsecured general creditor of the Company.

13.12 Severability. If any term or provision of the Plan shall at any time or to any extent be invalid, illegal, or unenforceable in any respect as written, in whole or in part, such provision shall be deemed modified or limited to the extent necessary to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal, or unenforceable, shall not be affected thereby and each term and provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

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